Exhibit 10.1

EXECUTION COPY

STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT

by and among

CORPHQ INC.

a California corporation,

AMERICAN NANO SILICON TECHNOLOGY, INC.

a Delaware corporation,

THE SHAREHOLDERS OF AMERICAN NANO SILICON TECHNOLOGY, INC. LISTED ON SCHEDULE 3.2,

and

Nanchong Chunfei Nano-Silicon Technologies Co. Ltd.

a limited liability company of the People’s Republic of China

Effective as of May 24, 2007

EXECUTION COPY

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE (this “Agreement”), is made and entered into as of this 24th day of May, 2007, by and among CorpHQ Inc. (“COHQ"), a corporation organized under the laws of California, with its principal place of business located at 1650 South Pacific Coast Highway, Suite 308, Redondo Beach CA 90277; American Nano Silicon Technology, Inc. (“ANST”), a Delaware corporation with its principal place of business located at 18 Kimberly Court, East Hanover, New Jersey 07936; Nanchong Chunfei Nano-Silicon Technologies Co. Ltd. (“NST”), a limited liability company organized under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of ANST, with its principal place of business located at Chunfei Industrial Park of Xiaolong Economic Development Zone, Gaoping Nanchong City, Sichuan, PRC, and the ANST shareholders listed on Schedule 3.2 attached hereto and made a part hereof (“ANST Shareholders”) (collectively, ANST, NST and the ANST Shareholders shall be known as the “ANST Group”).

Premises

A.            This Agreement assumes that prior to the Closing contemplated by this Agreement, COHQ will further amend its Articles of Incorporation to provide for a reduction of the number of authorized shares from two billion (2,000,000,000) shares of COHQ Common Stock, par value $.001 per share (“Old COHQ Common Stock”) to two hundred million (200,000,000) shares of Common Stock, par value $.000001 per share (“New COHQ Common Stock”), and for the reverse stock split of one thousand three hundred and two (1,302) shares of Old COHQ Common Stock into one share of New COHQ Common Stock. The transactions contemplated by this paragraph are hereinafter referred to as the “Recapitalization”).

B.            This Agreement provides for the acquisition of 100% of the issued and outstanding capital stock of ANST owned by the ANST Shareholders, making ANST a wholly-owned subsidiary of COHQ, in exchange for the issuance to the ANST Shareholders of (i) 25,181,450 authorized but unissued shares of New COHQ Common Stock, pro rata in accordance with their respective percentage interests in ANST. Simultaneously, there shall be a sale by Steven Crane, an adult individual residing in the County of Los Angeles, State of California (“Crane”) and Gregg Davis, an adult individual residing in the County of Los Angeles, State of California (“Davis” and, collectively with Crane, the “Sellers”) to one of the ANST Shareholders, Dr. Huakang Zhou, an adult individual residing in the County of Morris, State of New Jersey (the “Buyer”) of 558,520 shares of New COHQ Common Stock owned by the Sellers following the Recapitalization, in consideration of the sum of US$280,000 paid in cash. The 25,739,970 resulting from the combination of the shares of New COHQ Common Stock received by virtue of Clauses (i) and (ii) above shall constitute 99% of the New COHQ Common Stock to be issued and outstanding, fully diluted, after the transactions contemplated hereby (the “Transactions”).

C.            The boards of directors of COHQ and ANST have respectively determined, subject to the terms and conditions set forth in this Agreement, that the Transactions are desirable and in the best interests of their shareholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed Transactions.

D.            The boards of directors of COHQ and ANST have determined that it would be in the best interests of COHQ and its shareholders to separate COHQ’s current business (the “Current COHQ Business”) from COHQ after the Transactions close, and to such effect to contribute the entirety of the Current COHQ Business to South Bay Financial Solutions, Inc., a Nevada corporation and existing subsidiary of COHQ (“COHQ Sub”), and, after the Transactions close, sell the stock of COHQ Sub to the Sellers in exchange for COHQ Sub assuming all of the liabilities of COHQ (the “Assumed COHQ Liabilities”) and agreeing to indemnify and hold COHQ and its officers, directors and shareholders harmless from all Assumed COHQ Liabilities (the “Subsidiary Transaction”).

E.            The parties desire that the exchange of all of the issued and outstanding capital stock of ANST for 25,181,450 authorized but unissued shares of New COHQ Common Stock qualify as a tax free exchange meeting the requirements of Article 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE SELLERS

As an inducement to and to obtain the reliance of ANST, the Sellers jointly and severally represent and warrant as follows, all of which is subject to the disclosures attached to this Agreement as “Schedules”.

                       Section 1.1                                 Organization of COHQ.                                                       COHQ is a corporation duly organized, validly existing, and in good standing under the laws of California and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in each jurisdiction, if any, in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, or where the failure to be so qualified would not produce a material adverse effect upon the business, operations, financial condition or prospects of COHQ (a “Material Adverse Effect”).  The Sellers have heretofore made available to the ANST Group complete and correct copies of the Articles of Incorporation and Bylaws of COHQ, and amendments thereto, as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the Transactions in accordance with the terms hereof will not violate any provision of COHQ’s Articles of Incorporation or Bylaws.  COHQ has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement.

                       Section 1.2                                 Capitalization.  The authorized capitalization of COHQ presently consists of two billion (2,000,000,000) shares of Old COHQ Common Stock.  As of the date hereof, COHQ has 1,065,753,214 shares of Old COHQ Common Stock issued and outstanding.  Prior to the Closing, the Recapitalization will effect the change of the authorized capitalization of COHQ to consist of two hundred million authorized shares of New COHQ Common Stock.  As of the Closing date, and after giving effect to the Transaction, COHQ will have not more than 26,000,000 shares of New COHQ Common Stock issued and outstanding. All issued and outstanding shares of Old COHQ Common Stock are, and when issued as contemplated in the Transactions all shares of New COHQ Common Stock to be issued and outstanding after giving effect to the Transactions will be, legally issued, fully paid and non-assessable and are (in the case of Old COHQ Common Stock) or will be (in the case of New COHQ Common Stock) not issued in violation of the preemptive or other rights of any person.  COHQ has no securities, warrants or options authorized or issued, except for those disclosed in Schedule 1.2.

                       Section 1.3                                 Subsidiaries. Other than as set forth on Schedule 1.3 attached hereto, COHQ has no subsidiaries.

                       Section 1.4                                 Tax Matters; Books and Records.

(a)	The books and records, financial and others, of COHQ are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)
COHQ has no liabilities with respect to the payment of any federal, state, county, or local income, franchise, sales, use or other taxes (including any deficiencies, interest or penalties), other than in respect of liens for taxes not yet due or payable, which will constitute one of the Assumed COHQ Liabilities.

                       Section 1.5                                 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting the Sellers or COHQ or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a Material Adverse Effect.  COHQ is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality, nor, to the best knowledge of Sellers, do there exist any circumstances which, after reasonable investigation, are likely to result in the discovery of such a default.

                       Section 1.6                                 Information.  The information concerning COHQ as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                       Section 1.7                                 Contracts. On the date of the Closing, after giving effect to the Transactions and the Subsidiary Transaction:

(a)
there will be no material contracts, agreements, leases, franchises, license agreements, or other commitments to which COHQ is a party or by which it or any of its properties are bound, which have not been assigned to, or assumed by, COHQ Sub, Sellers and/or another party; and

(b)
COHQ will not be party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which does, or in the future may cause a Material Adverse Effect.

                       Section 1.9                                 Compliance With Laws and Regulations. COHQ has complied with all applicable statutes and regulations of any federal, state, local or other governmental entity or agency thereof, except to the extent that noncompliance would not create or give rise to a Material Adverse Effect.

                       Section 1.10                                 Approval of Agreement. The directors of COHQ have authorized the execution and delivery of this Agreement and have approved the Transactions.

                       Section 1.11                                 Material Transactions or Affiliations.  Other than as contemplated herein with respect to the Subsidiary Transaction, there are no material contracts or agreements of arrangement between COHQ and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding shares of Common Stock of COHQ and which is to be performed in whole or in part after the date hereof.  COHQ has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

                       Section 1.12                                 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which COHQ is a party or to which any of its properties or operations are subject.

Section 1.13                                 Governmental Authorizations. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by COHQ of this Agreement and the consummation of the Transactions.

                       Section 1.14                                 SEC Reporting.

(a)            COHQ is a small business issuer (as defined in Item(a)(1) of Regulation S-B (“Regulation S-B”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act of 1933 (the “Securities Act”).

(b)            COHQ has never been a reporting company (as defined in Item 10(b)(3) of Regulation S-B), and no class of capital stock of COHQ has ever been, or been required to be, registered under the Exchange Act.

                       Section 1.15                                 COHQ Financial Statements. The Sellers have caused to be prepared and delivered to Buyer, and Buyer has accepted from the Sellers, financial statements audited by a PCAOB-registered accounting firm (the “COHQ Financial Statements”), which Financial Statements fairly present the financial condition of COHQ as of the date of this Agreement and as of the Closing date and the results of operations of COHQ for the periods indicated therein.  The COHQ Financial Statements include the related opinion of Moore & Associates, Chartered, COHQ’s independent auditing firm.  To the extent that the COHQ Financial Statements do not include all of the COHQ financial statements that COHQ will be required to file with the SEC in order to register the New COHQ Common Stock under the Exchange Act, the books and records of COHQ, which will be delivered to the Buyer at the Closing, contain all of the information that will be required to prepare the missing financial statements and to perform any required audits.

                       Section 1.16                                 No General Solicitation or Advertising. In issuing New COHQ Common Stock under this Agreement, neither COHQ nor anyone acting on its behalf has offered to sell the New COHQ Common Stock by any form of general solicitation or advertising.

                       Section 1.17                                 Questionable Payments and Off-Balance Sheet Arrangements. Neither COHQ nor any director, officer, agent, employee or other person associated with or acting on behalf of COHQ, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; made any off-balance sheet arrangements; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                       Section 1.18                                 Indebtedness. The COHQ Financial Statements will set forth as of the dates and periods to be indicated on such financial statements, all outstanding secured and unsecured Indebtedness of COHQ, as applicable, or for which COHQ, as applicable, has commitments.  For the purposes of this Section 1.18, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in COHQ’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.  COHQ is not in default with respect to any Indebtedness, except where such default would not produce a Material Adverse Effect.  Except as expressly set forth on Schedule 1.18 attached hereto, all Indebtedness will be transferred to COHQ Sub as part of the Subsidiary Transaction.

                       Section 1.19 Absence of Certain Developments. Except as may be disclosed in this Agreement or in Schedule 1.19 attached hereto, since December 31, 2006, COHQ has not:

(a)            issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(b)            borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of COHQs business;

(c)            discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(d)            declared or made any payment or distribution of cash or other property to shareholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(e)            sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(f)            sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(g)            suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(h)            made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(i)            made capital expenditures or commitments therefor that aggregate in excess of $10,000;

(j)            entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(k)            made charitable contributions or pledges in excess of $10,000;

(l)            suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(m)            experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(n)            effected any two or more events of the foregoing kind which in the aggregate would be material to ANST or NST; or

(o)            entered into an agreement, written or otherwise, to take any of the foregoing actions.

                       Section 1.20                                 Due Diligence Disclosure.  None of the documents made available to the Buyer by COHQ in response to an email due diligence request made on April 11, 2007 (the “COHQ Due Diligence Documents”) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF ANST GROUP

As an inducement to, and to obtain the reliance of COHQ, the ANST Group, jointly and severally, represent and warrant as follows, all of which is subject to the disclosures attached to this Agreement as “Schedules”.

                       Section 2.1                                 Organization.                                 Each of ANST and NST is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country, provinces or states, as applicable in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, or where the failure to be so qualified would not have a material adverse effect upon the business, operations, financial conditions or prospect of the ANST and NST taken as a whole (an “ANST/NST Material Adverse Effect”).  Included in the attached Schedules are complete and correct copies of the respective Certificates of Incorporation, Bylaws, other charter documents and amendments thereto as in effect on the date hereof of ANST and NST (collectively, the “Charter Documents”).  The execution and delivery of this Agreement does not, and the consummation of the Transactions in accordance with the terms hereof will not, violate any provision of the Charter Documents.  ANST and NST have full power, authority and legal right and have taken all action required by the Charter Documents or otherwise to authorize the execution and delivery of this Agreement.

                       Section 2.2                                 Capitalization. (A) ANST’s authorized capitalization consists of one hundred million shares (100,000,000) shares of common stock, par value $.00001 per share (“ANST Common Stock”), and no preferred stock.  As of the date hereof, ANST has 30,000 shares of ANST Common Stock issued and outstanding.  All issued and outstanding shares of ANST Common Stock have been legally issued, fully paid, are non-assessable and not issued in violation of the preemptive rights of any other person.  ANST has no other securities, warrants or options authorized or issued, nor does there exist any contract or instrument which is convertible into, exercisable or exchangeable for any such security. (B) The registered capital of NST is 1,000,000 RMB (“NST Capital”).  As of the date hereof, ANST is the registered owner of ninety-five percent (95%) of the NST Capital, and Sichuan Chunfei Fine Chemical Industry Co., Ltd. owns the other five percent (5%) of the NST Capital.  All issued and outstanding shares of ANST Common Stock and NST Common Stock have been legally issued, fully paid, are non-assessable and not issued in violation of applicable securities laws or the preemptive rights of any other person.  Neither ANST nor NST has other securities, warrants, options or any rights to acquire securities of ANST or NST, as applicable, authorized or issued, and neither ANST nor NST is a party to any agreement, arrangement or understanding pursuant to which either ANST or NST has agreed to issue securities, warrants, options or rights to acquire securities of ANST or NST, as applicable.

            Section 2.3                                 Subsidiaries.                                 NST is the only subsidiary of ANST. NST has two controlled operating subsidiaries: (a) Sichuan Chunfei Refined Chemicals Co. Ltd., a limited liability company of the People’s Republic of China, of which NST is the registered owner of ninety percent (90%) of the total issued and outstanding equity interests as of the date hereof; and (b) Sichuan Hedi Veterinary Medicines Co. Ltd., a limited liability company of the People’s Republic of China, of which NST is the registered owner of ninety-two percent (92%) of the total issued and outstanding equity interests as of the date hereof.

Section 2.4                                 Tax Matters, Books & Records.

(a) The books and records, financial and others of each of ANST and NST are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(b) Neither ANST nor NST has liabilities with respect to the payment of any country, federal, state, province, county, local or other taxes (including any deficiencies, interest or penalties), other than liens in respect of taxes not yet due and payable; and

(c) ANST and NST shall remain responsible for all of their respective debts and obligations incurred prior to the Closing.

Section 2.5                                 Information and Disclosure.

(a)  Neither this Agreement or the Schedules attached hereto nor any other documents, certificates or instruments furnished to COHQ by or on behalf of ANST, NST or the ANST Shareholders in connection with the Transactions (collectively, the “ANST Disclosure Documents”) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not false or misleading.

(b)  Neither ANST nor NST has ever been a reporting company (as defined Item 10(b)(3) of Regulation S-B), and no class of capital stock of ANST or NST has ever been, or been required to be, registered under the Exchange Act.

(c)  Prior to the Closing, ANST will cause to be prepared, audited by a PCAOB registered accounting firm, and delivered to the Sellers all of the financial statements of ANST and its subsidiary that COHQ would be required to file with the SEC pursuant to Item 9.01 of Form 8-K with respect to the Transactions if it were subject to the reporting requirements of the Securities Exchange Act. (the “ANST Financial Statements”).

                       Section 2.6                                 ANST Financial Statements. The balance sheets, and statements of income, changes in financial position and shareholders’ equity to be contained in the ANST Financial Statements (i) will be prepared in accordance with Item 9.01 of Form 8-K applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) will be in accordance with the books and records of the ANST and NST, and (iii) will present fairly in all material respects the consolidated financial condition of ANST and NST at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.  The ANST Financial Statements will be audited by, and include the related opinions of Bagell, Josephs, Levine & Company, LLC, ANST’s independent audit firm.

Section 2.7                                 Title and Related Matters.  Each of ANST and NST has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "ANST Assets") free and clear of all liens, pledges, charges or encumbrances except those which would not have an ANST/NST Material Adverse Effect.

Section 2.8                                 Litigation and Proceedings.  There are no actions, suits or proceedings pending, or to the best knowledge of ANST and NST threatened, by or against or affecting ANST or NST, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a ANST/NST Material Adverse Effect and/or that would result in any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of ANST or NST to perform any of their respective obligations under this Agreement in any material respect. Neither ANST nor NST has any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality, or of any circumstances which, with notice or the passage of time, or both, would result in such a default.

Section 2.9                                 Contracts. On the Closing date:

(a)  Except as disclosed in Schedule 2.9 attached hereto, there are no material contracts, agreements, franchises, license agreements, or other commitments to which either ANST and/or NST, is a party or by which either of them or any of their properties or assets are bound; and

(b) Except as disclosed in Schedule 2.9 attached hereto, neither ANST nor NST is a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which may, now or in the future (as far as ANST or NST, as applicable, can now foresee), individually or in the aggregate, result in an ANST/NST Material Adverse Effect.

Section 2.10                                 Intellectual Property.  Schedule 2.10 attached hereto sets forth all registered and unregistered intellectual property owned or claimed by ANST or NST (excluding non-proprietary information otherwise available to the industry or public or rights obtained pursuant to licenses associated with software, and other intellectual property generally made available for purchase or use by the industry or the public) and accurately identifies, where applicable, the following for each item applicable to such registered Intellectual Property:  the filing date, issue date, classification of invention or goods or services covered, country of origin, licensor, license date, licensed subject matter, territorial limitations and the degree of exclusivity of use.

                       Section 2.11                                 No Conflict With Other Instruments.    The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ANST or NST is a party or to which any of its properties or operations are subject.

Section 2.12                                 Material Contract Defaults. To the best of ANST’s and NST’s knowledge, neither ANST nor NST is in default under the terms of any outstanding contract, agreement, lease or other commitment, and there is no event of default in any such contract, agreement, lease or other commitment which default has resulted in or is likely to produce, individually or in the aggregate, an ANST/NST Material Adverse Effect.

Section 2.13                                 Governmental Authorizations. Except for compliance with federal and state securities or corporation laws, or the applicable laws of the PRC or any other jurisdiction, as applicable, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ANST, NST or any ANST Shareholder of this Agreement and the consummation of the Transactions.

Section 2.14                                 Compliance with Laws and Regulations.                                                                                                 The business of each of ANST and NST has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, and all applicable laws, rules, regulations and ordinances of the PRC or any other jurisdiction, as applicable, except for such noncompliance that, individually or in the aggregate, would not cause an ANST/NST Material Adverse Effect. Each of ANST and NST has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have an ANST/NST Material Adverse Effect.

Section 2.15                                 Approval of Agreement.  The directors of ANST have authorized the execution and delivery of this Agreement and have approved the Transactions.  No other consent or approval is required for ANST to execute, deliver and perform this Agreement.

Section 2.16                                 Indebtedness.  The ANST Financial Statements will set forth as of the dates and periods indicated all outstanding secured and unsecured Indebtedness of ANST or NST, as applicable, or for which ANST or NST, as applicable, has commitments.  For the purposes of this Section 2.16, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in ANST’s or NST’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP.  Except as set forth on Schedule 2.16, neither ANST nor NST is in default with respect to any such Indebtedness.

Section 2.17                                 Absence of Certain Developments.  Except as may be disclosed in the ANST Disclosure Documents or Schedule 2.17, since the date of the most recent balance sheet contained in the ANST Financial Statements, neither ANST nor NST has:

(a)            issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(b)            borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of ANST’s or NST’s business;

(c)            discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(d)            declared or made any payment or distribution of cash or other property to shareholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(e)            sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(f)            sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(g)            suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(h)            made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(i)            made capital expenditures or commitments therefor that aggregate in excess of $10,000;

(j)            entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(k)            made charitable contributions or pledges in excess of $10,000;

(l)            suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(m)            experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(n)            effected any two or more events of the foregoing kind which in the aggregate would be material to ANST or NST; or

(o)            entered into an agreement, written or otherwise, to take any of the foregoing actions.

ARTICLE III

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1                                 Share Exchange/Delivery of ANST Securities.  On the Closing date, the holders of 100% of the outstanding shares of ANST Common Stock, as set forth on Schedule 3.1 attached hereto, consisting of 30,000 shares of ANST Common Stock, shall deliver to COHQ certificates or other documents evidencing all of the issued and outstanding shares of ANST Common Stock, duly endorsed in blank or with executed stock power attached thereto in transferable form.  On the Closing date, all previously issued and outstanding shares of ANST Common Stock shall be transferred to COHQ, so that ANST shall become a wholly-owned subsidiary of COHQ.

                       Section 3.2 Issuance of COHQ Shares.  In exchange for 100% of the outstanding shares of ANST Common Stock tendered pursuant to Section 3.1, COHQ shall at the Closing issue to the ANST Shareholders set forth on Schedule 3.1 attached hereto a total of 25,181,450 authorized but unissued shares of New COHQ Common Stock, which shall constitute an aggregate of approximately 97% of the voting power of COHQ.  Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.

Section 3.3                                 Buyer’s Purchase of COHQ Shares from the Sellers.  In consideration of the sum of $280,000, the Buyer shall purchase from the Sellers at the Closing an aggregate of 558,520 shares of New COHQ Common Stock, which shall represent all of the New COHQ Common Stock owned by the Sellers on the date of this Agreement and on the Closing date.

Section 3.4                                 Sale of the Shares of COHQ Sub to the Sellers. Prior to the Closing, COHQ and the Sellers will enter into an Option Agreement (the “Option Agreement”), reasonably acceptable to both parties, pursuant to which, among other things, the Sellers will have the option (the “Option”) during the three-month period immediately following the Closing (the “Option Period”), to purchase from COHQ at a closing (the “Subsidiary Closing”) all of the issued and outstanding shares of COHQ Sub (the “COHQ Sub Shares”) in consideration (the “COHQ Sub Consideration”) of the assumption by COHQ Sub and the Sellers of all liabilities of COHQ at the date of the Subsidiary Closing other than such liabilities, if any, as are to be set forth on a Retained Liabilities Schedule to the Option Agreement plus any liabilities incurred by ANST and NST subsequent to the Closing of the Transactions.  The Option Agreement shall be attached as an Exhibit to this Agreement, and executed and delivered by the applicable parties at, and as a condition to, the Closing.  If the Sellers shall fail to exercise the Option during the Option Period, COHQ shall have the right to put the COHQ Sub Shares to the Sellers on the last day of the Option Period, in which event the Sellers shall purchase the COHQ Sub Shares on that date for the COHQ Sub Consideration.

Section 3.5                                 Events Prior to Closing.  Upon execution hereof or as soon thereafter as practical, management of COHQ and ANST shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the Transactions, subject only to the conditions to Closing referenced below.

Section 3.6                                 Closing.  The closing ("Closing") of the Transactions shall be on a date mutually agreed between the Buyer and the Sellers, which shall be on or prior to May 31, 2007, unless extended by mutual agreement of the Parties, and within five days of the later to occur of the delivery of the COHQ Financial Statement to the Buyer or the delivery of the ANST Financial Statements to the Sellers.

Section 3.7                                 Termination.

(a) This Agreement may be terminated by the board of directors or majority of shareholders of either COHQ or ANST, respectively, at any time prior to the Closing date if:

(i)
there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the Transactions and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii)	any of the Transactions are disapproved by any regulatory authority whose approval is required to consummate such Transactions.

In the event of termination pursuant to this Paragraph (a), no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the Transactions.

(b) This Agreement may be terminated at any time prior to the Closing date by action of the board of directors of COHQ if ANST shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ANST contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to ANST.  If this Agreement is terminated pursuant to this Paragraph (b), this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(c) This Agreement may be terminated at any time prior to the Closing date by action of the board of directors of ANST if COHQ shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of COHQ contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to COHQ.  If this Agreement is terminated pursuant to this Paragraph (c), this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Section 3.8                                 Directors of COHQ After Acquisition.  Upon the Closing, Crane, Davis and Art F. Aviles shall each resign from the Board of Directors of COHQ and Mr. David H. Smith, Mr. Zhou Jian, Mr. Pu Fachun and Mr. Zhang Changlong shall be appointed to the Board of Directors of COHQ.  Each director shall hold office until his successor has been duly elected and has qualified or until his death, resignation or removal.

Section 3.9                                 Officers of COHQ.  Upon the Closing, the following people shall be appointed as officers of COHQ:

Name	Office

Mr. Pu Fachun	Chairman, President and Treasurer
Mr. David H. Smith	Secretary

Section 3.10                                 Officers and Directors of COHQ Sub.   Until COHQ Sub shall be sold to the Sellers, the current officers and directors of COHQ, or their designees, shall be the officers and directors of COHQ Sub.

ARTICLE IV
SPECIAL COVENANTS

Section 4.1                                 Access to Properties and Records.  Prior to Closing, COHQ and ANST will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, so that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2                                 Availability of Rule 144.  COHQ and ANST Shareholders holding "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act will remain as “restricted securities”.  COHQ is under no obligation to register such shares under the Securities Act, or otherwise. The shareholders of COHQ and ANST holding restricted securities of COHQ and ANST as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein.  The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the Transactions.

Section 4.3                                 Special Covenants and Representations Regarding the Shares to be Issued and Delivered in the Exchange.  The consummation of this Agreement, including: (i) the issuance of the 25,181,450 shares of New COHQ Common Stock to the Shareholders of ANST as contemplated hereby, (ii) the delivery of the 30,000 shares of ANST Common Stock to COHQ, and (iii) the sale of the 558,520 shares of New COHQ Common Stock by the Sellers to the Buyer, constitute the offer and sale of securities under the Securities Act, and applicable state statutes.  Such Transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the ANST Shareholders, COHQ and the Buyer, respectively, acquire such securities.

Section 4.4                                 Third Party Consents.  COHQ, ANST and NST agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Transactions.

Section 4.5                                 Actions Prior to and Subsequent to Closing.

(a) From and after the date of this Agreement until the Closing date, except as permitted or contemplated by this Agreement, COHQ, ANST and NST will each use its best efforts to:

(i)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and

(iii)	perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.

(b) From and after the date of this Agreement until the Closing date, COHQ will not, without the prior consent of ANST:

(i)	except as otherwise specifically set forth herein, make any change in its certificate of incorporation or bylaws;

(ii)	declare or pay any dividend on its outstanding common shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii)	enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

(iv)	grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any common shares;

(v)	issue any shares of capital stock for any purpose other than as provided herein; or

(vi)	purchase or redeem any common shares.

Section 4.6                                 Indemnification.

(a) The Sellers hereby agree, jointly and severally, to indemnify each member of the ANST Group, each of their respective officers, agents and directors and current shareholders of ANST as of the Closing date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this Paragraph (a) shall survive the Closing and consummation of the Transactions; and

(b) The ANST Group hereby agree, jointly and severally, to indemnify COHQ, each of the officers, agents, directors and current shareholders of COHQ as of the Closing date, including the Sellers, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the Transactions and termination of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF COHQ

The obligations of COHQ under this Agreement are subject to the satisfaction, at or before the Closing date, of the following conditions:

Section 5.1                                 Accuracy of Representations.  The representations and warranties made by ANST in this Agreement were true when made and shall be true at the Closing date with the same force and effect as if such representations and warranties were made at the Closing date (except for changes therein permitted by this Agreement), and ANST shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by ANST prior to or at the Closing.  COHQ shall be furnished with a certificate, signed by a duly authorized officer of ANST and dated the Closing date, to the foregoing effect.

Section 5.2                                 Directors Approval; ANST Shareholders Approval. The Board of Directors of ANST and the ANST Shareholders shall have approved this Agreement and the Transactions.

                       Section 5.3                                 Officer’s Certificate.                                                       COHQ shall have been furnished with a certificate dated the Closing date and signed by the chief executive officer of ANST to the effect that, to the best of his personal knowledge and information: (a) the representations and warranties of ANST set forth in the Agreement and in all Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing date; (b) ANST has performed all covenants, satisfied all conditions, and complied with al other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing date; (c) since such date and other than as previously disclosed to ANST on the attached Schedules, ANST has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of ANST, threatened, which might result in an action to enjoin or prevent the consummation of the Transactions or, to the extent not disclosed in the ANST Schedules, by or against ANST which might result in an ANST Material Adverse Effect.
Section 5.4                                 No Material Adverse Change.  Prior to the Closing date, there shall not have occurred any material adverse change in the assets, financial condition, operating results, customer and employee relations or business prospects of ANST or NST, or the financial statements theretofore supplied by ANST, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any ANST Material Adverse Effect.

Section 5.5                                 ANST Financial Statements.   At least one week prior to the Closing date, ANST shall have delivered to COHQ the ANST Financial Statements, with a report of ANST’s independent registered public accountant, and other information which would be required for inclusion in a Current Report on Form 8-K that would be filed within 4 business days after the Closing date if COHQ were a reporting company required to file periodic reports pursuant to the Securities Exchange Act of 1934.

Section 5.6                                 Execution and Delivery of the Option Agreement.  The Option Agreement shall have been executed and delivered by the applicable parties, with the approval of all parties hereto, and immediately subsequent to the Closing, shall be a valid and binding obligation of COHQ to cause the Subsidiary Transaction and the transfer the assets and liabilities called for therein to the COHQ Sub, contingent only upon the receipt of written notice of their exercise of the Option in accordance with the terms of the Option Agreement or the exercise by COHQ of its option to cause the Sellers to consummate the Subsidiary Transaction.

                       Section 5.7                                 Other Items.                                 COHQ shall have received such further documents, certificates or instruments relating to the Transactions as COHQ may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF ANST

The obligations of the ANST Group under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1                                 Accuracy of Representations.  The representations and warranties made by the Sellers in this Agreement were true when made and shall be true as of the Closing date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing date, and the Sellers shall have performed and complied and caused COHQ to perform and comply with all covenants and conditions required by this Agreement to be performed or complied with by the Sellers or COHQ prior to or at the Closing.  ANST shall have been furnished with a certificate, signed by the Sellers and a duly authorized executive officer of COHQ and dated the Closing date, to the foregoing effect.

                       Section 6.2                                 Directors Approval.  The Board of Directors of COHQ shall have approved this Agreement and the Transactions.

Section 6.3                                 Sellers’ Certificate.                                            ANST shall be furnished with a certificate dated the Closing date and signed by the Sellers to the effect that, to the best of their personal knowledge and information: (a) the representations and warranties of the Sellers set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing date; and (b) the Sellers and COHQ have performed all of their respective covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by them as of the Closing date.

Section 6.4                                 No Material Adverse Change.  Prior to the Closing date, there shall not have occurred any material adverse change in the assets, financial condition, operating results, customer and employee relations or business prospects of COHQ, or the financial statements theretofore supplied by COHQ, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any Material Adverse Effect upon COHQ.

                       Section 6.5                                 Articles of Incorporation Amendment and Reverse Stock Split.  Prior to the Closing date, COHQ and its directors and shareholders shall take all actions necessary to amend the Articles of Incorporation of COHQ to reduce the authorized capital stock from two billion shares of Old COHQ Common Stock to two hundred million shares of New COHQ Common Stock and to effect the automatic conversion of each 1,704 shares of Old COHQ Common Stock into one share of New COHQ Common Stock.

Section 6.6                                 Cancellation of Outstanding Options, Warrants, Rights, Etc.  Prior to the Closing date, COHQ shall cancel all outstanding stock options, rights or commitments to issue shares of Old COHQ Common Stock or New COHQ Common Stock, warrants and convertible notes.

                       Section 6.7                                 Cancellation of Voting Trusts and Shareholders Agreements.  Prior to the Closing date, COHQ and the other parties thereto shall cancel all voting trusts, agreements or arrangements among any of the beneficial holders of Old COHQ Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Old COHQ Common Stock.

       Section 6.8                                 Ownership of Pre-Closing New COHQ Common Stock.  On and as of the Closing date, the Sellers shall own in the aggregate not less than 68% of the shares of New COHQ Common Stock outstanding on the Closing date.

       Section 6.9                                 Pink Sheet Trading.   On and as of the Closing date, the shares of COHQ Common Stock shall be listed for quotation on the Pink Sheets.

       Section 6.10                                 Outstanding COHQ Securities.    On and as of the Closing date, the only issued and outstanding securities of COHQ shall be 625,422 shares of New COHQ Common Stock, and there shall then be no options, warrants or rights issued and outstanding that entitle the holders thereof to acquire any capital stock of COHQ, whether for additional consideration or upon conversion.

               Section 6.11                                 Other Items.                                 ANST and the ANST Shareholders shall have received such further documents, certificates or instruments relating to the Transactions as ANST may reasonably request.
ARTICLE VII
MISCELLANEOUS
               Section 7.1                                 Brokers and Finders.  The Sellers represent and warrant that the Sellers are obligated to pay a finder’s fee to Greenwich Financial Group in connection with the Transactions.  Each party hereby represents and warrants that other than Greenwich Financial Group there has been no other finder, broker or other person involved in creating the Transactions, or any of them, and to which any fee or other compensation is owed.  The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder’s fee (other than the finder’s fee payable by the Sellers to Greenwich Financial Group described in the preceding sentence) or other payment with respect to this Agreement or the Transactions based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

               Section 7.2                                 Law, Forum and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, United States of America.

               Section 7.3                                 Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

Sellers and COHQ:	CorpHQ, Inc. 1650 South Pacific Coast Highway, Suite 308 Redondo Beach, CA 90277 Attn: Mr. Steve Crane Telephone: (310) 683-0404 Fax: (310) 540--7562 Email: steve@corphq.com	With a copy (which shall not constitute notice) to:	Kenneth S. August, Esq. August Law Group, P.C. 19200 Von Karman Ave., Suite 900 Irvine, CA 92612 Telephone: (949) 752-7772, X180 Fax: (949) 752-7776 E-mail: kaugust@augustlawgroup.com
ANST and NST:	American Nano Silicon Technology, Inc. c/o Huakang Zhou 18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 E-mail:dzhou@warnercorp.com	With a copy (which shall not constitute notice) to:	Peter B. Hirshfield, Esq. Hirshfield Law 1035 Park Avenue, Suite 7B New York, NY 10028 Telephone: (646) 837-9362 Fax: (646) 349-1665 E-mail:phirshfield@hirshfieldlaw.com
To an ANST Share-holder:	The addresses set forth on the applicable signature page of this Agreement.

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.4                                 Attorneys’ Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5                                 Confidentiality.  Each party hereto agrees with the other party that, unless and until the Transactions have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:  (i)  to the extent such data is a matter of public knowledge or is required by law to be published; and (ii)  to the extent that such data or information must be used or disclosed in order to consummate the Transactions.

Section 7.6                                 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.  Wherever used in this Agreement, the term “knowledge” means the actual knowledge of a person after making a reasonable review of all files and records in such person’s possession or within such person’s control relevant to the matter as to which such person is deemed to have knowledge.

Section 7.7                                 Third Party Beneficiaries.                                                                 This contract is solely among COHQ, ANST, the Buyer and the Sellers and except as specifically provided herein, no director, officer, shareholder, subsidiary, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8                                 Entire Agreement. This Agreement represents the entire agreement among the parties relating to the subject matter hereof and supersedes the Letter of Intent dated April 24, 2007 between the Sellers and ANST.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and the Transactions.  There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9                                 Survival; Termination.  The representations, warranties and covenants of the respective parties shall survive the Closing date and the consummation of the Transactions for 18 months.

Section 7.10                                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  This Agreement may be executed and transmitted to the other parties by facsimile or as a scanned document attached to an E-mail.   Any counterpart so received shall be legal and valid for all purposes and shall be entitled to be treated as a manually signed counterpart of this Agreement.

Section 7.11                                 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing date, this Agreement may be amended by a written consent by all parties hereto, with respect to any of the terms contained herein (except with respect to any obligations or liabilities of the ANST Shareholders, which may be amended by a written consent of all the parties to this Agreement), and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written consent by the party or parties for whose benefit the provision is intended.

Section 7.12                                 Expenses. Prior to the Closing, the Sellers shall bear all expenses of themselves and COHQ and ANST shall bear all expenses of the ANST Group, except as otherwise agreed between the parties.

Section 7.13                                 Headings; Context.  The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14                                 Benefit.  This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of each other party.

Section 7.15                                 Public Announcements.  Except as may be required by law, no party shall make any public announcement or filing with respect to the Transactions without the prior consent of the other party hereto.

Section 7.16                                 Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17                                 Failure of Conditions; Termination.  In the event that any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing date, each of the parties shall have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement.  In such event, the party that has failed to fulfill the conditions specified in this Agreement will be liable for the other party’s legal fees, as limited by Section 7.21 and Section 7.22.  The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.18                                 Construction; Interpretation.

(a)            The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against any party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

(b)            In interpreting this Agreement, (i) the use of the word “including” shall, in all cases unless expressly stated otherwise, be deemed to be followed by the phrase “without limitation”; (ii) the reference to any Schedule or Exhibit herein, whether or not so stated, shall be deemed to read “attached hereto, as the same may be supplemented or updated by the relevant party or parties up to and including the Closing date; and (iii) the use of the phrases “Closing date” or “date of the Closing” shall be deemed to mean “the date on which the Transactions referenced herein are consummated, as the same may be extended by the parties in accordance with the provisions of this Agreement and, in the event that the Closing shall be completed in multiple phases, then the date on which the last to of such phases is completed.”

Section 7.19                                 Execution Knowing and Voluntary.  In executing this Agreement, the parties severally acknowledge and represent that each:  (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

                              Section 7.20                 Amendment. At any time after the Closing date, this Agreement may be amended by a writing signed by all parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

                              Section 7.21                                 Lock-Up and Damages.  The Sellers agree not to enter into any agreement, discussion, negotiation with, or provide information to any other party for the purpose of any business transaction, merger, share exchange or business combination and have agreed to pay damages of $50,000 to ANST in the event the Transactions fail to close as a result of the Sellers’ or COHQ’s material breach of this Agreement. No damages will be paid by the Sellers or COHQ if the failure to close the Transactions results from ANST’s or the Buyer’s failure to perform or if applicable law or regulatory authorities prevent the closing of the Transaction.  This lock up and damages provision will be effective until June 30, 2007, and may be extended with the written approval of all parties.

Section 7.22                                 Damages for ANST’s or the Buyer’s Breach.  ANST agrees to pay damages to the Sellers in the event the Transactions fail to close as a result of the ANST Group’s material breach of this Agreement. No damages will be paid by the ANST if the failure to close the Transactions results from COHQ’s or the Sellers’ failure to perform or if applicable law or regulatory authorities prevent the closing of the Transaction.  This lock up and damages provision will be effective until June 30, 2007, and may be extended with the written approval of all parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

Contact Information	CORP HQ, INC.

See Section 7.3	By:	/s/ Steven Crane
	Name:	Steven Crane
	Title:	Chief Executive Officer

AMERICAN NANO SILICON TECHNOLOGY, INC.

See Section 7.3	By:	/s/ Pu Fachun
	Name:	Pu Fachun
	Title:	President

NANCHONG CHUNFEI NANO-SILICON TECHNOLOGIES CO. LTD.

See Section 7.3	By:	/s/ Pu Fachun
	Name:	Pu Fachun
	Title:	Chief Executive Officer

  ANST SHAREHOLDERS:

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	PU FACHUN

By: /s/ Pu Fachun

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	WARNER TECHNOLOGY & INVESTMENT CORP.

By: /s/ Huakang Zhou
Name: HUAKANG ZHOU
Title: President

100 Wall Street, 15th Floor New York, NY 10005 Telephone: (212) 232-0120 Fax: (212) 232-0129 E-mail:	AMERICAN UNION SECURITIES, INC.

By: /s/ Peter D. Zhou
Name: PETER D. ZHOU
Title: President

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	HUAKANG ZHOU

By: /s/ Huakang Zhou

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	YUFENG HU

By: /s/ Yufeng Hu

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	XIAOJIN WANG

By: /s/ Xiaojin Wang

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	ZHOU JIAN

By: /s/ Zhou Jian

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	ZHANG QIWEI

By: /s/ Zhang Qiwei

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	XU YUE

By: /s/ Xu Yue

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	REN QI

By: /s/ Ren Qi

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	LIANG MANCHU

By: /s/ Liang Manchu

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	LIU JIANBO

By: /s/ Liu Jianbo

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	ZHANG LI

By: /s/ Zhang Li

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	SHEN HEPING

By: /s/ Shen Heping

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	LIU XINGBANG

By: /s/ Liu Xingbang

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	YANG KAIRUN

By: /s/ Yang Kairun

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	JIANG CAIYUN

By: /s/ Jiang Caiyun

18 Kimberly Court East Hanover, NJ 07936 Telephone: (973) 462-8777 Fax: (973) 966-8870 Email: dzhou@warnercorp.com	YANG JIAXIU

By: /s/ Yang Jiaxiu

Greenwich Financial Group 50 Myano Lane Suite 7 Stamford, Connecticut 06902 Telephone: 203-961-0306 Fax: (973) 966-8870 Email: GFGNick@aol.com	NICHOLAS CALAPA

By: /s/ Nicholas Calapa